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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of UniFirst Corporation:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 5, 1997 incorporated by reference in UniFirst Corporation's Form 10-K for the year ended August 30, 1997 and to all references to our Firm included in this registration statement.



                                            /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 10, 1998





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